                                                                  EXHIBIT 10.12





                                 FURON COMPANY

              1993 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

                      (Effective as of November 17, 1993)

                                 FURON COMPANY

              1993 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN



                               TABLE OF CONTENTS


                                                                                                                Page
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
ARTICLE I   TITLE, PURPOSE AND AUTHORIZED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.1.   Annual Retainer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.2.   Annual Shareholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.3.   Award Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.4.   Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  2.5.   Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.6.   Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.7.   Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.8.   Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.9.   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.10.  Disinterested Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.11.  Dividend Equivalent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.12   Dividend Equivalent Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.13.  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.14.  Eligible Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.15.  Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.16.  Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.17.  Nontransferability Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.18.  Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  2.19.  Restricted Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  2.20.  Stock Unit or Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  2.21.  Stock Unit Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV  ANNUAL ELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE V   BENEFIT OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  5.1.   Cash Payment of Annual Retainer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  5.2.   Restricted Shares Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  5.3.   Stock Units Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  5.4.   Adjustments in Case of Changes in Common Stock; Fractional Interests . . . . . . . . . . . . . . . . .   7
  5.5.   Company's Right to Withhold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VI  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  6.1.   The Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  6.2.   Committee Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  6.3.   Rights and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8





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
  6.4.   Indemnity and Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VII   PLAN CHANGES AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VIII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  8.1.   Limitation on Eligible Directors' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  8.2.   Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  8.3.   Benefits Not Assignable; Obligations Binding Upon Successors . . . . . . . . . . . . . . . . . . . . .  11
  8.4.   California Law Governs; Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  8.5.   Headings Not Part of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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                                 FURON COMPANY

              1993 NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN

                      (Effective as of November 17, 1993)


                                   ARTICLE I

                      TITLE, PURPOSE AND AUTHORIZED SHARES


                 This Plan shall be known as the "Furon Company 1993 Non-Employee Directors' Stock Compensation Plan" and shall be effective as of November 17, 1993. The purpose of this Plan is to attract, motivate and retain experienced and knowledgeable directors who are not officers or employees of Furon Company or one or more of its subsidiaries. The total number of shares of Common Stock that may be delivered pursuant to awards under this Plan is 25,000, subject to adjustments contemplated by Section 5.4.



                                   ARTICLE II
                                  DEFINITIONS


                 Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

              2.1. Annual Retainer for any one-year period shall mean the annual compensation paid to a member of the Board of Directors for the one-year term of service commencing on the date of the Annual Shareholders Meeting (exclusive of meeting fees or other special fees paid to a director) in the amount of $14,000 or such other amount as may from time to time be approved by the Board of Directors.

              2.2. Annual Shareholders Meeting shall mean the regular annual meeting of the shareholders of the Company held no earlier than June 1 of each year.

              2.3. Award Date shall mean the date of the Annual Shareholders Meeting that follows the date of an Eligible Director's election made pursuant to Article IV with respect to the Annual Retainer payable to him or her for the one year term of service commencing on the date of such Annual Shareholders Meeting.

              2.4. Board of Directors shall mean the Board of Directors of the Company.





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
              2.5. Change in Control shall have the meaning specified for such term under the Furon Company Deferred Compensation Plan.

              2.6. Code shall mean the Internal Revenue Code of 1986, as amended.

              2.7.    Common Stock shall mean the Common Stock of the Company.

              2.8. Committee shall mean the Compensation Committee of the Board of Directors acting in accordance with Article VI.

              2.9. Company shall mean Furon Company, a California corporation and its successors and assigns.

              2.10. Disinterested Director shall mean a member of the Board who is a disinterested or outside director within the meaning of any applicable regulatory requirements, including Rule 16b-3 as promulgated pursuant to the Exchange Act.

              2.11. Dividend Equivalent shall mean the amount credited to a Participant's Dividend Equivalent Account pursuant to Section 5.3.

              2.12 Dividend Equivalent Account shall mean the bookkeeping account maintained by the Company on behalf of each Eligible Director which is credited with Dividend Equivalents in accordance with Section 5.3.

              2.13.   Effective Date shall mean November 17, 1993.

              2.14. Eligible Director shall mean a member of the Board of Directors who is not an officer or employee of the Company or one or more of its subsidiaries.

              2.15. Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

              2.16. Fair Market Value shall mean on any particular date the last price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information or, if there is no trading of the Common Stock on such date, then the last price for the Common Stock as furnished by the NASD on the next preceding date on which there was trading in such shares.

              2.17. Nontransferability Period shall mean the period commencing on the Award Date and ending on the





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
earlier of (i) the fifth anniversary of such Award Date or (ii) the date the Eligible Director ceases to be a director of the Company; provided, however, that such period shall in no case be less than six months.

              2.18. Plan shall mean the Furon Company 1993 Non-Employee Directors' Stock Compensation Plan.

              2.19. Restricted Shares shall mean shares of Common Stock which are subject to restrictions on transferability during the Nontransferability Period, as provided in Section 5.2.

              2.20. Stock Unit or Unit shall mean a non-voting unit of measurement which is deemed to be equivalent to one outstanding share of Common Stock of the Company solely for purposes of this Plan.

              2.21. Stock Unit Account shall mean the bookkeeping account maintained by the Company on behalf of each Eligible Director which is credited with Stock Units in accordance with Section 5.3.



                                  ARTICLE III
                                 PARTICIPATION


              Each Eligible Director shall be automatically eligible to participate in this Plan. An Eligible Director shall become a Participant in this Plan upon his or her election as a director of the Company.



                                   ARTICLE IV
                                ANNUAL ELECTION


              On or before each November 30, commencing on November 30, 1993 and ending on November 30, 2003, each Eligible Director who desires to participate in this Plan for the next year shall make an irrevocable election to receive his or her Annual Retainer payable for the Eligible Director's one-year term of service commencing on the date of the next Annual Shareholders Meeting in (i) cash, in accordance with Section 5.1, (ii) Restricted Shares, in accordance with Section 5.2, or (iii) Stock Units, in accordance with Section
5.3. Such election shall be in writing on forms provided by the Company. If an Eligible Director fails to make such an election with respect to his or her Annual Retainer payable for a particular one-year





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term of service or if the Eligible Director is elected as a director of the
Company subsequent to the date for such election, the Eligible Director shall be deemed to have elected to receive, assuming his or her continued service during such one-year term of service, the Annual Retainer in cash in accordance with Section 5.1.



                                   ARTICLE V
                                BENEFIT OPTIONS


              5.1. Cash Payment of Annual Retainer. If an Eligible Director elects (or is deemed to have elected) to receive his or her Annual Retainer in cash, the Eligible Director (or, in the event of his or her death, the Eligible Director's Beneficiary) shall receive the amount of the Annual Retainer for his or her one-year term of service payable in four equal installments on each regular quarterly meeting of the Board of Directors occurring during such term, regardless of whether the Eligible Director actually attends each of such meetings. If the Eligible Director's services terminate during his or her one-year term of service, the Eligible Director (or, his or her Beneficiary) shall not be entitled to receive the unearned and unpaid balance of the Annual Retainer, if any, payable for such one-year term of service.

              5.2.    Restricted Shares Option.

              (a) If an Eligible Director elects pursuant to Article IV to receive his or her Annual Retainer in Restricted Shares, he or she shall be allocated on the Award Date a number of Restricted Shares determined by first dividing the Annual Retainer by the Fair Market Value of a share of Common Stock on the Award Date and then by multiplying that number of Restricted Shares by 1.1.

              (b) An Eligible Director shall be 100% vested in his or her Restricted Shares, provided, however, that such Restricted Shares shall be subject to certain restrictions on transferability described in subsection (c).

              (c) On or promptly after the Award Date, a certificate or certificates representing an Eligible Director's Restricted Shares shall be registered in the Eligible Director's name. The Eligible Director shall thereupon be a stockholder with respect to all the shares of Common Stock represented by such certificate or certificates and shall have all the rights of a stockholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions

(subject to the provisions of subsection (d)) paid with respect to such shares; provided, however, that such shares shall be subject to the restrictions described herein. CERTIFICATES OF COMMON STOCK REPRESENTING RESTRICTED SHARES SHALL BE IMPRINTED WITH A LEGEND TO THE EFFECT THAT NEITHER THE SHARES REPRESENTED THEREBY NOR ANY INTEREST THEREIN MAY BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF DURING THE NONTRANSFERABILITY PERIOD. Each transfer agent for the Common Stock shall be instructed to the same effect with respect to such shares. Such certificates shall remain in the physical custody of the Company. The Company will issue unlegended certificates in exchange for such certificates after the expiration of the Nontransferability Period. Notwithstanding anything else contained herein, upon the occurrence of a Change in Control during the Nontransferability Period, the restrictions described herein shall immediately lapse.

              (d) In the event that, as a result of an event giving rise to an adjustment described in Section 5.4, the Eligible Director shall, as the owner of Restricted Shares, receive new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall also be imprinted with a legend as provided in subsection (c) and shall remain in the physical custody of the Company, and all provisions of this Plan relating to the restrictions and lapse of restrictions shall thereupon be applicable to such new or additional or different shares or securities; provided, however, that if the Eligible Director shall receive rights or warrants with respect to any of such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of by the Eligible Director, without regard to such restrictions.

              5.3.    Stock Units Option.

              (a) Stock Unit Account; Allocation of Units. If an Eligible Director elects pursuant to Article IV to receive his or her Annual Retainer in Stock Units, the Company shall credit on the Award Date to the Stock Unit Account of such Eligible Director a number of Units determined by first dividing the Annual Retainer by the Fair Market Value of a share of Common Stock on the Award Date and then by multiplying that number of Units by 1.1. Such number of units shall be subject to adjustment in accordance with Section 5.4.

              An Eligible Director's Stock Unit Account shall be a memorandum account on the books of the Company. The Units credited to an Eligible Director's Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Eligible Director in accordance with this Plan. The Units shall not be treated as property or as a trust fund of any kind. All shares of Common Stock or other amounts attributed to the Units shall be and remain the sole property of the Company, and each Eligible Director's rights in the Units is limited to receive shares of Common Stock in the future as herein provided. No Eligible Director shall be entitled to any voting or other shareholder rights with respect to Units granted under this Plan.

              (b) Dividend Equivalent Account. The Company shall establish a Dividend Equivalent Account for each Eligible Director, which account shall be a memorandum account on the books of the Company. An Eligible Director's Dividend Equivalent Account shall be credited with amounts equal to the amount of cash dividends and cash distributions that would have been payable on each Unit if such Unit had been an issued and outstanding share of Common Stock of the Company. Such Dividend Equivalents shall be credited on the record dates of such dividends or other distributions of Common Stock. No earnings shall accrue on the Dividend Equivalents credited to an Eligible Director's Dividend Equivalent Account.

              (c) Vesting. The rights of each Eligible Director in respect of his or her Stock Unit Account and Dividend Equivalent Account shall at all times be fully vested.

              (d) Distribution of Benefits. Upon making an election pursuant to Article IV to receive his or her Annual Retainer in the form of Stock Units, each Eligible Director shall elect to receive a distribution of amounts credited to his or her Stock Unit Account and Dividend Equivalent Account in a lump sum or in annual installments for up to a five year period, commencing upon the earlier of (i) his or her termination from service on the Board or (ii) the expiration of some other fixed period specified by the Eligible Director at the time of the election; provided, however, that in either case, no shares of Common Stock or Divided Equivalents attributable to Units shall be distributed sooner than one year after the Award Date. Notwithstanding the preceding sentence, in the event of a Change in Control, amounts credited to an Eligible Director's Stock Unit Account and Dividend Equivalent Account shall be distributed immediately.

              (e) Manner of Distribution. Stock Units credited to an Eligible Director's Stock Unit Account shall be distributed in an equivalent number of shares of the Company's Common Stock. In addition, amounts credited to an





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
Eligible Director's Dividend Equivalent Account shall be distributed in cash.

              (f) Restrictions on Transferability. Notwithstanding anything else contained herein to the contrary, shares of Common Stock distributed to an Eligible Director pursuant to Section 5.3(e) shall be subject to the same restrictions on transferability described in Section 5.2(c) of this Plan during the Nontransferability Period but with such period commencing as of the Award Date of the related Unit; provided, however, that upon the occurrence of a Change in Control, such restrictions shall immediately lapse.

              5.4. Adjustments in Case of Changes in Common Stock; Fractional Interests. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, liquidation or similar change in capitalization or any distribution to holders of the Company's Common Stock other than cash dividends and distributions, the Committee shall make appropriate adjustments in the number of Restricted Shares or Units reserved for issuance under this Plan and in the number of Units theretofore allocated to Eligible Directors so as to maintain the appropriate proportionate numbers of Units. Such adjustments shall be conclusive and binding for all purposes of this Plan. No fractional Units or Restricted Shares shall be issued under this Plan and all such fractions shall be disregarded.

              5.5. Company's Right to Withhold. The Eligible Director shall pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to the benefits hereunder.


                                   ARTICLE VI
                                 ADMINISTRATION


              6.1. The Committee. The Committee hereunder shall consist of two (2) or more Disinterested Directors appointed from time to time by the Board of Directors to serve at its pleasure. Any member of the Committee may resign by delivering a written resignation to the Board of Directors. Members of the Committee shall not receive any additional compensation for administration of this Plan.

              6.2. Committee Action. The Committee may, for the purpose of administering this Plan, choose a Secretary who may be, but is not required to be, a member of the

Committee, who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of this Plan. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. The Secretary may execute any certificate or other written direction on behalf of the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

              6.3. Rights and Duties. Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

              (a)     To construe, interpret and administer this Plan;

              (b) In accordance with the formula provisions of this Plan, to determine the number of Units or Restricted Shares to be allocated on behalf of an Eligible Director;

              (c)     To make all other determinations required by this Plan;

              (d) To compute and certify the amount of benefits payable to Participants;

              (e)     To authorize all payments pursuant to this Plan;

              (f) To maintain all the necessary records for the administration of this Plan; and

              (g) To make and publish rules for the administration, interpretation and regulation of this Plan.

              The determination of the Committee in good faith as to any disputed question or controversy and the Committee's calculation of benefits payable to Participants shall be conclusive. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

              6.4. Indemnity and Liability. All expenses of the Committee shall be paid by the Company and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on his or her own part, excepting only his or her own willful misconduct or gross negligence. To the extent permitted by law, the Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence, as determined by the Board of Directors.



                                  ARTICLE VII
                          PLAN CHANGES AND TERMINATION


              The Board of Directors shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way any Eligible Director's rights with respect to Restricted Shares allocated to him or her or with respect to Units previously credited to his or her Stock Unit Account or to any amounts previously credited to his or her Dividend Equivalent Account. Such amendments shall be stated in an instrument in writing, certified in the same manner and at the time therein set forth, and all Eligible Directors shall be bound thereby upon receipt of notice thereof. Notwithstanding the preceding, the provisions of Articles III and V shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision) promulgated under the Exchange Act.

              It is the expectation of the Company that this Plan shall be continued for a period of 10 years following the date of Board approval of this Plan, but continuance of this Plan is not assumed as a contractual obligation of the Company. In the event that the Board of Directors decides to discontinue and terminate this Plan, it shall notify the Committee of its action in an instrument in writing, certified in the same manner as this Plan, and this Plan shall be terminated at the time therein set forth, and all Participants shall be bound thereby.



                                  ARTICLE VIII
                                 MISCELLANEOUS


              8.1. Limitation on Eligible Directors' Rights. Participation in this Plan shall not give any Eligible Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Eligible Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Eligible Directors shall have only the rights of general unsecured creditors of the Company with respect to amounts credited and benefits payable, if any, on their Stock Unit Account and Dividend Equivalent Account.

              8.2.    Beneficiaries.

              (a) Upon forms provided by the Company each Eligible Director shall designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.3(b)) whom such Eligible Director desires to receive any payments payable after his or her death. An Eligible Director from may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Eligible Director wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Director may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Committee. The Company and the Committee may rely on the Eligible Director's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.





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
              (b) An Eligible Director's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Eligible Director's beneficiary designation in the event of the Eligible Director's death, and shall mean the Eligible Director's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

              8.3. Benefits Not Assignable; Obligations Binding Upon Successors. Benefits of an Eligible Director under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

              8.4. California Law Governs; Severability. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

              8.5. Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.


              IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan document as of the date first written above.

                                       FURON COMPANY


                                       By      /s/  DONALD D. BRADLEY
                                         ------------------------------------

                                         Its   General Counsel and Secretary
                                               -----------------------------





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